UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2019

WAITR HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37788	26-3828008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

844 Ryan Street, Suite 300,

Lake Charles, Louisiana 70601

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 1-337-534-6881

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 18, 2019, Waitr Holdings Inc. (the “Company”) increased the size of its board of directors (the “Board”) to nine and appointed Sue Collyns to the Board as a Class II director, with a term of office expiring at the Company’s 2020 annual meeting of stockholders.

Sue Collyns, 52, has served as the Chief Financial Officer of Beachbody, LLC, a privately held direct and multi-level marketer of the nation’s most popular fitness brands and weight loss solutions, since September 2014. Prior to joining Beachbody, LLC, from 2012 through 2014, she served as the Chief Financial Officer of Dun and Bradstreet, Credibility Corp., a privately held technology based subscription company offering web solutions for businesses seeking advice on strengthening their credit score and business reputation. Ms. Collyns has also served in various executive roles, including Chief Operating Officer, Chief Financial Officer and Company Secretary, for California Pizza Kitchen, Inc., a casual dining restaurant chain, from 2001 through 2011. Ms. Collyns currently serves on the board of directors of Potbelly Corporation (Nasdaq: PBPB), which owns, operates and franchises sandwich shops and is a member of the audit committee. Ms. Collyns also served on the board of directors for Zoes Kitchen, Inc. and served as audit committee chair and was a member of its nominating and governance committee from February 2014 to the company’s sale in November 2018. She is a Certified Public Accountant and holds a Bachelor of Economics degree from Macquarie University, in Sydney, Australia. Ms. Collyns has also been appointed as a member of the Audit Committee of the Board.

In connection with the appointment of Ms. Collyns to the Board, the Company expects to enter into an indemnity agreement with Ms. Collyns in the form previously filed as Exhibit 10.20 to the Company’s Current Report on Form 8-K (File No. 001-37788) filed on November 21, 2018, which is incorporated by reference herein.

In connection with her appointment as a director, Ms. Collyns will be eligible to participate in the Company’s non-employee director compensation policy, which provides for compensation consisting of (i) an annual retainer of $30,000 payable in cash, (ii) an initial grant of restricted stock units valued at $250,000 on the date of grant, plus (iii) an annual grant of restricted stock units valued at $125,000 on the date of grant, and (iv) such additional compensation as is provided for under the policy. The Company also granted to Ms. Collyns additional restricted stock units valued at $37,500 in connection with her appointment as a director of the Company.

Other than the foregoing, Ms. Collyns is not a party to any arrangement or understanding with any person pursuant to which she was appointed as a director, nor is she a party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company. There are no family relationships between Ms. Collyns and any of the Company’s other directors or executive officers.

Item 8.01	Other Events.

On April 24, 2019, the Company issued a press release announcing the appointment of Ms. Collyns to the Board. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated April 24, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAITR HOLDINGS INC.

	By:	/s/ Damon Schramm
Name: Damon Schramm
Title: Chief Legal Officer
Dated: April 24, 2019